As filed with the Securities and Exchange Commission on ______________, 1996

                                                Registration Number 33-________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

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                                    Form S-8
             Registration Statement Under The Securities Act of 1933

                                   CCAIR, INC.
             (Exact name of registrant as specified in its charter)
            DELAWARE                                  56-1428192
  (State or other jurisdiction          (I.R.S. Employer Identification Number)
of incorporation or organization)

                               4700 Yorkmont Road
                                  Second Floor
                         Charlotte, North Carolina 28208
                    (Address of principal executive offices)

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              AMENDED AND RESTATED STOCK OPTION PLAN OF CCAIR, INC.
                            (Full title of the plan)
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                                 Kenneth W. Gann
                                    President
                                   CCAIR, INC.
                               4700 Yorkmont Road
                                  Second Floor
                         Charlotte, North Carolina 28208
                                 (704) 359-8990

                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                            W. Scott Cooper, Esquire
                          Rayburn, Moon & Smith, P. A.
                          The Carillon Bldg., Ste. 1200
                               227 W. Trade Street
                         Charlotte, North Carolina 28202

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                         Calculation of Registration Fee

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

================================================================================================================================

       Title of                                        Proposed Maximum          Proposed Maximum
   Securities to be             Share to be           Offering Price per        Aggregate Offering            Amount of
      Registered                Registered                  Share1                    Price1               Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                      200,000                    $1.48                   $296,000                   $100.00
================================================================================================================================


         1 Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for shares of the Registrant's Common Stock as reported on the consolidating reporting system of the National Association of Securities Dealers, Inc. on November 5, 1996, subject to the statutory minimum in Section 6(b) of $100.00.





                                              Page 1 of ______ Pages
                                           Exhibit Index on Page ______

                           INCORPORATION BY REFERENCE



The contents of the Registration Statements on Forms S-8 filed by the Registrant on March 1, 1993 (File No. 33-58860) and on February 28,1995 (File No. 33-89832) are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on November 6,
1996.

                                       CCAIR, INC.


                                       By:

                                            Kenneth W. Gann, President
                                            and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


     Signature                          Title                    Date



/s/ Kenneth W. Gann                 Chief Executive
Kenneth W. Gann                     Officer, President
                                    and Director
                                    (Principal
                                    Executive Officer)     November 6, 1996



/s/ Eric W. Montgomery              Vice President,        November 6, 1996
Eric W. Montgomery                  Secretary,
                                    Treasurer and
                                    Controller
                                    (Principal
                                    Accounting
                                    Officer)

/s/ John A. Adams                   Director               November 6, 1996
John A. Adams

/s/ Dean E. Painter, Jr.            Director               November 6, 1996
Dean E. Painter, Jr.




/s/ Gordon Linkon                   Director               November 6, 1996
Gordon Linkon



/s/ K. Ray Allen                    Director               November 6, 1996
K. Ray Allen

                                   CCAIR, INC.

                                  EXHIBIT INDEX


         Exhibit                                                   Sequentially
         Number            Description of Exhibit                  Numbered Page


           4.1          Certificate of Amendment of
                        Certificate of Incorporation dated
                        July 31, 1991 and filed August 19,
                        1991 with the Delaware Secretary
                        of State incorporated by reference
                        to Exhibit 3.1(h) of the Annual
                        Report on Form 10-K for the fiscal
                        year ended June 30, 1991.
                        (Incorporated by Reference to File
                        No. 33-58860).

           4.2          Fifth Amended and Restated Stock
                        Option Plan, effective November
                        16, 1995.

           5.1          Opinion of Rayburn, Moon & Smith, P.A.

           23.1         Consent of Rayburn, Moon & Smith,
                        P.A. is found in the opinion set
                        forth as Exhibit 5.1 to this
                        Registration Statement

           23.2         Consent of Arthur Andersen, LLP.